UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2015

Date of Report (Date of earliest event reported)

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Series D Preferred Stock Issued Upon Exercise of Warrants

In connection with the closing of the initial public offering of shares of the common stock of HTG Molecular Diagnostics, Inc. (the “Company”), which occurred on May 11, 2015 (the “IPO”), the Company issued 710,060 shares of its Series D preferred stock upon the exercise of outstanding warrants. The Company received aggregate cash consideration of approximately $1,750 for such exercises. The shares of Series D preferred stock issued upon such exercises converted into an aggregate of 6,603 shares of the Company’s common stock upon the closing of the IPO.

Common Stock Issued Upon Automatic Conversion of Convertible Promissory Notes

On May 11, 2015, in connection with the closing of the IPO, the Company issued 324,591 shares of its common stock as a result of the automatic conversion of $4.5 million aggregate principal amount of convertible promissory notes.

Common Stock Issued as Dividend

On May 11, 2015, immediately following the closing of the IPO, the Company issued 374,632 shares of its common stock to the holders of the Company’s previously outstanding Series D preferred stock and Series E preferred stock in connection with the conversion of such shares into shares of the Company’s common stock as payment for accrued dividends on such shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On May 11, 2015, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the IPO.

A copy of the Restated Certificate is furnished herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of May 11, 2015, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws effective as of and contingent upon the closing of the IPO.

A copy of the Restated Bylaws are furnished herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of HTG Molecular Diagnostics, Inc.

3.2	Amended and Restated Bylaws of HTG Molecular Diagnostics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: May 12, 2015	By:	/s/ Timothy Johnson
Timothy Johnson
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of HTG Molecular Diagnostics, Inc.

3.2	Amended and Restated Bylaws of HTG Molecular Diagnostics, Inc.